UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 29, 2004

Micros-to-Mainframes, Inc.

(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

614 Corporate Way Valley Cottage, New York		10989
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 268-5000

Item 5.  Other Events and Regulation FD Disclosure.

We, Micros-to-Mainframes, Inc., entered into a Purchase Agreement with Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. on January 29, 2004.  The purchase agreement contemplates a transaction in which we will:

•                                          issue and sell to the two entities, which we refer to in this Current Report on Form 8-K collectively as “Pequot,” an aggregate of up to $25 million of our Series A Convertible Preferred Stock, together with warrants to purchase additional shares of our common stock; and

•                                          enter into agreements with Pequot, Howard A. Pavony, our current chief executive officer and president, and Steven H. Rothman, our current chairman of the board and chief financial officer.

The issuance and sale of the Series A Preferred Stock and warrants is contemplated to be made in tranches.  The issuance and sale of the Series A Preferred Stock and warrants in the second and later tranches, at an aggregate purchase price of up to $18 million, is solely to be at Pequot’s option.  The Series A Preferred Stock sold in the first tranche will be designated as Series A-1 Preferred Stock; the Series A Preferred Stock that may be sold in the second tranche will be designated as Series A-2 Preferred Stock; and the Series A Preferred Stock that may be sold in the third and later tranches will be designated as Series A-3 Preferred Stock.

The Series A Preferred Stock is convertible into shares of our common stock at effective prices ranging from $2.15 per share of our common stock to up to a maximum of $5.00 per share of our common stock.  The exercise prices of the warrants will range from $2.46 per share of our common stock to up to $6.25 per share of our common stock.   The Series A Preferred Stock is convertible, at any time, at the option of the holder.  In addition, the Series A Preferred Stock sold in any tranche automatically will convert into shares of our common stock if the volume weighted average of the market price of our common stock equals or exceeds four times (4x) the applicable conversion price for such tranche of Series A Preferred Stock for a period of 60 consecutive trading days at any time after eighteen months from the most recent closing date of an issuance and sale of Series A Preferred Stock.  We refer to the issuance and sale of the Series A Preferred Stock and related warrants throughout this Current Report on Form 8-K as the “Pequot investment.”

The Series A Preferred Stock contain voting rights entitling holders to vote on an “as converted” basis.  Pequot would receive a total of 3,255,814 shares of our common stock upon conversion of all of the Series A-1 Preferred Stock to be sold and issued in the first tranche, representing approximately 40.8 % of the voting power of our then outstanding securities, assuming no other issuances of our common stock from the date of this Current Report on Form 8-K through the date of such conversion.  Pequot would receive a total of up to 9,101,968 shares of our common stock upon conversion of all of the Series A Preferred Stock that may be sold pursuant to the Pequot purchase agreement, representing 65.8% of the voting power of our then outstanding voting securities, again assuming no other issuances of our common stock from the date of this Current Report on Form 8-K through the date of such conversion.  In addition, Pequot would receive between 500,000 and 1,669,230 shares of our common stock if all of the warrants that could be issued and sold to Pequot were exercised.  We also may issue additional shares of Series A Preferred Stock in lieu of cash dividends on the outstanding Series A Preferred Stock for a specified period of time, as further described in this Current Report on Form 8-K.  The issuances of the Series A Preferred Stock, even assuming that the minimum number of Series A Preferred Stock is sold, could be deemed a change in control of our company.  The conversion prices of the Series A Preferred Stock are subject to certain anti-dilution protections and the exercise prices of the warrants are subject to certain adjustments to reflect stock splits and combinations, recapitalizations, reclassifications, reorganizations, mergers and similar types of corporate actions.

The intended purpose of the financing is to provide us with funds to support future acquisitions as part of a consolidation strategy for the information technology (IT) services and consulting sector and for working capital.  Our board of directors will be expanded as a condition to consummating the Pequot transaction.

We also will enter into other agreements as a condition to consummating the sale of the Series A-1 Preferred Stock.  We will enter into these additional agreements with Pequot, Howard A. Pavony, our current chief executive officer and president, and Steven H. Rothman, our current chairman of the board and chief financial officer.  These

additional agreements are a Shareholders’ Agreement and separate employment agreements for Messrs.  Pavony and Rothman.   These additional agreements call for our payments to Messrs. Pavony and Rothman of a total of $1.5 million, or $750,000 each, exclusive of any salaries or bonuses to which they will be entitled to receive under their respective employment agreements.  These payments include:

•                                          $300,000 payable to each of the two executive officers as signing bonuses for entering into the new employment agreements and termination of their current agreements pursuant to which Messrs. Pavony and Rothman will cancel rights to receive certain payments upon a change in the control of our company;

•                                          $300,000 payable to each of the two executive officers as consideration for agreeing to certain non-competition prohibitions which would potentially limit the executives’ future employment opportunities and compensation; and

•                                          $150,000 payable to each of the two executive officers as consideration for agreeing to certain restrictions on the voting rights and disposition of their respective equity interests in our company, including requirements concerning the election of directors, limitations on the number of securities that may be sold by each of the executive officers during specified time periods, and grants to Pequot of rights of first refusal and co-sale rights.

We refer to the shareholders’ agreement and new employment agreements throughout this Current Report on Form 8-K collectively as the “Pavony/Rothman agreements.”  The transactions contemplated by the Pequot purchase agreement, including the Pequot investment, and the Pavony/Rothman agreements are collectively referred to throughout this Current Report on Form 8-K as the “Pequot transaction.”

The issuance and sale of the Series A-1 Preferred Stock contemplated by the Pequot purchase agreement, and the payments due under the Pavony/Rothman agreements are required to be consummated simultaneously at a closing that we expect to occur within five business days following the approval by our shareholders of the Pequot transaction.  Because the consummation of the transactions under each of the Pequot purchase agreement and the Pavony/Rothman agreements are conditioned upon each other, they constitute a single transaction to be voted upon by our shareholders.

Our board of directors formed a special committee, consisting of our independent directors, to review the terms of the Pequot transaction and consider the recommendation of the Pequot transaction to our shareholders.  The special committee engaged the investment banking firm of Kaufman Brothers, L.P. to advise it with respect to the Pequot transaction and to issue an opinion as to the fairness, from a financial point of view, to our public shareholders of the consideration to be paid by Pequot in making the Pequot investment.  The special committee also consulted Benefit Partners, Inc., a firm specializing in advising clients on executive compensation issues, with respect to the fairness and reasonableness of the payments to be made under the Pavony/Rothman agreements.

Summary of the Primary Pequot Transactional Documents

The following is a brief summary of certain of the agreements with respect to the Pequot transaction.  This summary is not intended to be a complete description of the matters covered by such agreements and is qualified in its entirety by reference to such documents which have been made exhibits to this Current Report on Form 8-K.  Interested parties are urged to read this Current Report on Form 8-K, including all exhibits, in their entirety for a full understanding of the transactions contemplated by such agreements.

Pequot Purchase Agreement

The Series A Preferred Stock in each tranche will be sold and issued to Pequot at various prices, depending on the tranche being sold.  The Series A Preferred Stock sold in the first tranche, the Series A-1 Preferred Stock, will be sold at a per share purchase price of $2.15, without giving any value to the warrants being issued and sold with such Series A Preferred Stock; the Series A Preferred Stock sold in the second tranche, the Series A-2 Preferred Stock, will be sold at a per share purchase price of $2.75, without giving any value to the warrants being issued and sold with such Series A Preferred Stock; and the Series A Preferred Stock sold in the third and later tranches, the Series A-3 Preferred Stock, will be sold at a per share purchase price equal to the lesser of (x) $5.00 and (y) 75% of the market price of our common stock, without giving any value to the warrants being issued and sold with such Series A Preferred Stock; provided that, in no event shall the purchase price for the Series A-3 Preferred Stock be less than an effective price of $3.25 per share.  The market price of our common stock, for the purposes of determining the purchase price of the Series A-3 Preferred Stock, shall be equal to average of the daily volume-weighted average prices of our common stock for the twenty consecutive trading days ending on the trading day immediately preceding the date of sale of such subseries of Series A-3 Preferred Stock.  All purchase prices are subject to anti-dilution protection.

Pequot has the right, exercisable in its sole discretion, to purchase shares of Series A-2 Preferred Stock and related warrants for the period commencing on the closing date of the issuance and sale of the Series A-1 Preferred Stock and ending on the second anniversary of such closing date.  In addition, Pequot has the right, exercisable in its sole discretion, to purchase shares of Series A-3 Preferred Stock and related warrants for the period commencing on the closing date of the issuance and sale of the Series A-1 Preferred Stock and ending on the third anniversary of such closing date.  Pequot also has the right, exercisable in its sole discretion, to purchase an additional amount of Series A-3 Preferred Stock and related warrants through the third anniversary of the closing date of the issuance and sale of the Series A-1 Preferred Stock, if Pequot has not purchased all of the Series A-2 Preferred Stock and related warrants which Pequot has the right to purchase.  The purchase price for such additional Series A-3 Preferred Stock shall be the then applicable purchase price for the Series A-3 Preferred Spock and related warrants and the maximum consideration payable at such applicable purchase price shall be equal to $5.5 million minus the total purchase price paid for the Series A-2 Preferred Stock and related warrants that Pequot has, at that time, already purchased.

The issuance and sale of the Series A Preferred Stock, warrants and the consummation of the other transactions contemplated by the Pequot purchase agreement are subject to several closing conditions, including:

•                                          the approval by our shareholders of the Pequot transaction;

•                                          the closing of the transactions under the Pavony/Rothman agreements, including our taking of all action necessary to effect the appointment of new directors as required in the shareholders’ agreement;

•                                          our taking of all action necessary to effect the appointment of new directors and executive officers, as provided in the Pequot purchase agreement and the shareholders’ agreement;

•                                          shareholder adoption of certain amendments to our certificate of incorporation; and

•                                          that no “material adverse effect” involving our business, assets, properties, operations, results of operations or condition (financial or otherwise) shall have occurred prior to the closing of such Series A Preferred Stock.

We are required to pay Pequot a fee of $150,000 if we are unable to consummate the Pequot transaction due to a determination by our board of directors that consummation of such transaction conflicts with the board’s fiduciary duties under applicable law, we cause a breach that results in Pequot terminating the Pequot purchase agreement or our shareholders fail to approve the Pequot transaction.  Pequot is required to pay us a fee of $150,000 if  Pequot does not consummate its purchase of the Series A-1 Preferred Stock and related warrants for any reason other than our failure to comply with our obligations or to satisfy the conditions to Pequot’s closing obligations.

Series A Preferred Stock

The Series A Preferred Stock bears a cumulative annual dividend of 6%, payable semi-annually, on the purchase price of such Series A Preferred Stock, without giving any value to the warrants being issued and sold with such Series A Preferred Stock.  No dividends shall accrue or be payable on any of the Series A Preferred Stock for the first two years following the original issuance and sale of the Series A-1 Preferred Stock.  Dividends can be paid, at our sole discretion, in cash or in-kind during the period commencing on the second anniversary and terminating on the fourth anniversary of the original issuance and sale of the Series A-1 Preferred Stock.  Dividends will be payable only in cash following the fourth anniversary of the original issuance and sale of the Series A-1 Preferred Stock.

Holders of the Series A Preferred Stock shall be entitled to vote together with all other classes and series of our voting stock on all actions to be taken by our shareholders.  The number of votes each share of Series A Preferred Stock shall be entitled to will be equal to the number of shares of our common stock which the Series A Preferred

Stock is convertible into at the applicable conversion prices in effect on the record date for the meeting at which the votes are to be cast.  In addition, we may not take specified actions without obtaining the written consent of the holders of a majority of the outstanding Series A Preferred Stock as long as 30% of the Series A Preferred Stock originally issued remains outstanding.

Holders of the Series A Preferred Stock are entitled to receive, out of our assets available for shareholder distributions and prior to distributions upon any series of preferred stock, other than the Series A Preferred Stock, and our common stock, an amount equal to the applicable purchase prices plus any accrued but unpaid dividends thereon, upon any liquidation, dissolution or winding up of our company.

The Series A Preferred Stock is convertible into shares of our common stock at any time at the election of the individual holders of the Series A Preferred Stock, initially at a ratio of one share of our common stock for every share of Series A Preferred Stock so converted.

Warrants

Warrants issued in connection with the issuance and sale of any Series A Preferred Stock shall be exercisable at any time before the fourth anniversary of the issuance and sale of such Series A Preferred Stock and related warrants.  We will issue 500,000 warrants upon the issuance and sale of the Series A-1 Preferred Stock; additional warrants equal in number to 20% of the quotient resulting from dividing the aggregate purchase price paid by Pequot in acquiring the Series A-2 Preferred Stock by the purchase price per share of the Series A Preferred Stock sold in such tranche (i.e., $2.75); and additional warrants equal in number to 20% of the quotient resulting from dividing the aggregate purchase price paid by Pequot in acquiring the subseries of Series A-3 Preferred Stock by the per share purchase price of the Series A-3 Preferred Stock sold in such subseries.  Each warrant is exercisable to purchase one share of our common stock at $2.46 per warrant, with respect to the warrants issued in connection with the sale of the Series A-1 Preferred Stock; $3.44 per warrant, with respect to the warrants issued in connection with the sale of the Series A-2 Preferred Stock; and 125% of the per share purchase price of the Series A-3 Preferred Stock, with respect to the warrants issued in connection with the sale of the subseries of Series A-3 Preferred Stock.

Shareholders’ Agreement

We will enter into a shareholders’ agreement with Pequot, Howard P. Pavony, our chief executive officer and president, and Steven H. Rothman, our chairman of the board and chief financial officer, at the closing of the sale of the Series A-1 Preferred Stock.  The shareholders’ agreement provides that Pequot and the two executive officers will vote, or cause to be voted, all of their securities of our company that they own or over which they have voting control so that the number of directors constituting are board of directors will be eleven, consisting of:

•                                          our new chief executive officer;

•                                          three directors designated by Pequot and its assignees;

•                                          Mr. Pavony;

•                                          Mr. Rothman;

•                                          three “independent” directors (within the meaning of independent as set forth in the Marketplace Rules of The Nasdaq Stock Market or the regulations of the stock exchange upon which our common stock is listed), initially to be selected by our current board of directors and, with respect to each subsequent election of directors, to be selected by the corporate governance and nominating committee of our board of directors, each of whom shall not be affiliates of Pequot;

•                                          two independent directors to be selected by the new chief executive officer and reasonably acceptable to both Pequot and our then current board of directors.

The voting obligations of Pequot and Messrs. Pavony and Rothman under the shareholders’ agreement are subject to the following limitations:

•                                          Pequot shall be obligated to vote their shares to elect Messrs. Pavony and Rothman to our board of directors only as follows: (a) for a period of two years following the issuance and sale of the Series A-1 Preferred Stock, Pequot will vote their shares to elect both Messrs. Pavony and Rothman, provided that such person has not terminated his employment, other than for “good reason,” nor been terminated for “cause;” (b) for the period from the second to third anniversaries of the issuance and sale of the Series A-1 Preferred Stock, Pequot will vote its shares to elect either of Messrs. Pavony or Rothman as determined by our then current board of directors, provided that the designated person has not terminated his employment, other than for good reason, nor been terminated for cause, with the person not so elected being granted observer rights for the period, provided that such person has not terminated his employment, other than for good reason, nor been terminated for cause;

•                                          If Pequot owns less than 75% of the Series A Preferred Stock and/or shares of our common stock issued upon conversion of such Series A Preferred Stock but at least 33-1/3% of such stock, Messrs. Pavony and Rothman are only obligated to vote for two Pequot designees; and, if Pequot owns less than 33-1/3% of such stock, Messrs. Pavony and Rothman are only obligated to vote for one Pequot designee.

•                                          Neither Mr. Pavony nor Mr. Rothman shall be obligated to vote their shares (a) to elect directors selected by Pequot if (i) Pequot owns less than 10% of the Series A Purchased Stock originally issued and sold pursuant to the Pequot purchase agreement and (ii) any other shareholders that are introduced to us by Pequot own less than 10% of the securities originally acquired by such shareholders or (b) if either or both of Messrs. Pavony and Rothman individually owns less than 10% of the securities owned by such shareholder on the date of the issuance and sale of the Series A-1 Preferred Stock;

•                                          That one of the five independent directors will be the “financial expert” required to be a member of our audit committee in accordance with the Sarbanes-Oxley Act;

•                                          To the extent necessary to comply with applicable laws, regulations and listing standards, that directors selected by Pequot will qualify as independent directors.

To the greatest extent permitted by applicable law and stock exchange rules, at least one of the directors designated by Pequot will be entitled to be a member of any committee formed by the board of directors, including our audit, compensation, nominating and corporate governance committees.

Immediately following the issuance and sale of the Series A-1 Preferred Stock, our board of directors will be constituted in accordance with the shareholders’ agreement, and will consist of Francis J. Alfano, who will become our chief executive officer immediately upon the issuance and sale of the Series A-1 Preferred Stock; Messrs. Pavony and Rothman; our current independent directors, William Learner, Albert Nashman and Arnold Wasserman; the three directors designated by Pequot, who we have advised will be Gerald A. Poch, a Managing Director of Pequot Capital Management, Inc., a Managing General Partner of Pequot Private Equity Fund III, L.P. and a Managing General Partner of Pequot Offshore Private Equity Partners III, L.P., Richard R. Heitzmann, a Senior Vice President of Pequot Capital Management, Inc., and Amish Jani, a Vice President of Pequot Capital Management, Inc.; and the two independent directors designated by Mr. Alfano and acceptable to Pequot and our current board of directors.

Registration Rights

We will enter into a Registration Rights Agreement with Pequot, Howard A. Pavony and Steven H. Rothman.  The registration rights agreement will require us to file, as soon as possible following the issuance and sale of the Series A-1 Preferred Stock, a registration statement registering for the resale all of the shares of our common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Pequot warrants, as well as certain of the shares of our common stock owned by Messrs. Pavony and Rothman.  The registration rights agreement also will provide Pequot with specified piggyback registration rights with respect to other offerings of our common stock.

New Employment Agreements for Our Executive Officers

We shall enter into new employment agreements with each of Howard A. Pavony, our chief executive officer and president, and Steven H. Rothman, our chairman of the board and chief financial officer, upon the issuance and sale, of the Series A-1 Preferred Stock.  Each of these new employment agreements is for a term of three years, subject to automatic one-year renewals except with twelve months’ prior written notice to the other party of non-renewal, and provide, among other matters, for Mr. Pavony to serve as our president and chief operating officer and Mr. Rothman to serve as our executive vice president at base salaries of $265,000 per year.

New Chief Executive Officer

A condition to consummating the Pequot transaction is that we retain a new chief executive officer, Francis J. Alfano.  We have agreed to retain Mr. Alfano pursuant to an employment agreement to become effective upon the issuance and sale of the Series A-1 Preferred Stock.  This new employment agreement is for a term of three years, subject to automatic one-year renewals except with twelve months prior written notice to the other party of non-renewal.  Mr. Alfano is to receive a base salary of $225,000 per year, increasing to $275,000 per year in the second year of the employment term, if specified goals are attained.  Mr. Alfano is to be granted options to purchase an aggregate of 400,000 shares of our common stock at a purchase price equal to the greater of (a) $2.15 and (b) the closing bid price of our common stock on the date on which we issue and sell the Series A-1 Preferred Stock.  We are obligated to grant Mr. Alfano another option to purchase up to an additional 100,000 shares of our common stock in the event that the closing bid price of our common stock on the date on which we issue and sell the Series  A-1 Preferred Stock exceeds $2.15, the number of shares subject to this additional option to be determined based on the difference between such closing bid price and $2.15.

Amendments to Our Certificate of Incorporation

The Pequot purchase agreement requires us to amend our certificate of incorporation.  The required amendments to our certificate of incorporation are:

•                                          changing our corporate name to “MTM Technologies, Inc.;”

•                                          increase the number of authorized shares of our common stock to 80 million from 10 million;

•                                          authorize an aggregate of 14 million shares of Series A Preferred Stock, comprised of 4.2 million shares of Series A-1 Preferred Stock, 2.6 million shares of Series A-2 Preferred Stock and 7.2 million shares of Series A-3 Preferred Stock, and authorize our board of directors to fix the number of shares, designations, relative rights, preferences and limitations of each subseries of Series A-3 Preferred Stock;

•                                          authorize an additional series of preferred stock, consisting of 6 million shares, and authorize our board of directors to fix the designations, relative rights, preferences and limitations of each series of such newly authorized series of preferred stock;

•                                          limiting the personal liability of our directors to us and our shareholders for damages for breach of fiduciary duty as a director;

•                                          specifically permitting us to indemnify our directors;

•                                          permitting our shareholders to act by less than unanimous written consent; and

•                                          authorizing the approval of a plan of merger or consolidation involving our company, the disposition of all or substantially all of our assets or the dissolution of our company by a majority of the votes of shares entitled to be voted on such plan, disposition or dissolution.

Finders’ Fee

We will pay Robert Arnold and Amtech Associates a fee of $115,150, payable $70,000 in cash and the remainder in shares of our common stock, as consideration for his introduction of Pequot to us.  Neither Mr. Arnold nor Amtech Associates participated in the negotiations of the terms of, or performed any other service on our behalf in connection with, the Pequot transaction.

Shareholder Approval

Our shareholders will be asked to approve the Pequot transaction and the amendments to our certificate of incorporation at a special meeting of shareholders.  Howard A. Pavony, our current president and chief executive officer, and Steven H. Rothman, our current chairman of the board and chief financial officer, who collectively hold approximately 33% of the voting power of our currently outstanding voting securities, have entered into a Voting Agreement.  This voting agreement provides for Messrs. Pavony and Rothman to vote in favor of the Pequot transaction and the amendments to our certificate of incorporation.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Purchase Agreement, dated January 29, 2004, among Micros-to-Mainframes, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.
99.1	Form of proposed Amended and Restated Certificate of Incorporation
99.2	Form of proposed Amended and Restated Bylaws.
99.3

Form of Shareholders’ Agreement to be entered into among MTM Technologies, Inc. Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P., Howard A. Pavony and Steven H. Rothman.

99.4

Form of Registration Rights Agreement to be entered into among MTM Technologies, Inc. Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P., Howard A. Pavony and Steven H. Rothman.

99.5	Form of Employment Agreement to be entered into between MTM Technologies, Inc. and Howard A. Pavony
99.6	Form of Employment Agreement to be entered into between MTM Technologies, Inc. and Steven H. Rothman
99.7	Form of Employment Agreement to be entered into between MTM Technologies, Inc. and Francis J. Alfano
99.8	Form of Warrant
99.9	Voting Agreement, dated January 29, 2004, as executed by Steven Rothman and Howard Pavony
99.10	Press Release of Micros-to-Mainframes, Inc., dated January 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2004

Micros-to-Mainframes, Inc.

	By:	/s/ Steven H. Rothman
Steven H. Rothman, Chief Financial Officer

Micros-to-Mainframes, Inc.
Form 8-K (Date of Report:  January 29, 2004)

Exhibit Index

Exhibit Number	Description
10.1	Purchase Agreement, dated January 29, 2004, among Micros-to-Mainframes, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.
99.1	Form of proposed Amended and Restated Certificate of Incorporation
99.2	Form of proposed Amended and Restated Bylaws.
99.3

Form of Shareholders’ Agreement to be entered into among MTM Technologies, Inc. Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P., Howard A. Pavony and Steven H. Rothman.

99.4

Form of Registration Rights Agreement to be entered into among MTM Technologies, Inc. Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P., Howard A. Pavony and Steven H. Rothman.

99.5	Form of Employment Agreement to be entered into between MTM Technologies, Inc. and Howard A. Pavony
99.6	Form of Employment Agreement to be entered into between MTM Technologies, Inc. and Steven H. Rothman
99.7	Form of Employment Agreement to be entered into between MTM Technologies, Inc. and Francis J. Alfano
99.8	Form of Warrant
99.9	Voting Agreement, dated January 29, 2004, as executed by Steven Rothman and Howard Pavony
99.10	Press Release of Micros-to-Mainframes, Inc., dated January 30, 2004